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                           SUBSIDIARIES OF REGISTRANT


                                                                          JURISDICTION

eVentures Latin America, Inc.                                             Delaware
AxisTel Communications, Inc.                                              Delaware
         Novo Networks Global Services, Inc.                              Delaware
         Novo Networks International Services, Inc.                       Delaware
         Novo Networks Media Services, Inc.                               Delaware
         Novo Networks Metro Services, Inc.                               Delaware
         Web2Dial Communications, Inc.                                    Delaware
         Axistel Communications UK Ltd                                    United Kingdom
Novo Networks Operating Corp.                                             Delaware
e.Volve Technology Group, Inc.                                            Nevada
         e.Volve Technology Group de                                      Mexico
         Mexico, S.A. de C.V.
Internet Global Services, Inc.                                            Texas
         Internet Streaming Video, Inc.                                   Texas
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